EXHIBIT 1



                      PLEDGE AGREEMENT

     This Pledge Agreement by and between Laurence Gerber ("Pledgor") and KELP-1987 Limited Partnership ("Pledgee") is made as of this 10th day of June, 1996.
                         WITNESSETH:

     WHEREAS, Pledgor executed a certain Nonnegotiable Employee Note dated March 26, 1996 (the "Note") in favor of Pledgee, which Note was collateralized by the pledge of Pledgor's stock in Bay Tree Nursing Center Corp., Belmont Nursing Center Corp., Countryside Nursing Center Corp., Oakhurst Manor Nursing Center Corp., Orchard Ridge Nursing Center Corp., Sunset Point Nursing Center Corp. and West Bay Nursing Center Corp. (the "Shive Stock");

     WHEREAS, in connection with an initial public offering (the "IPO") of common stock in Harborside Healthcare Corporation, a Delaware corporation ("HHC"), the Shive Stock is to be exchanged, by way of a reverse triangular merger, for 69,892 shares of common stock of HHC (the "Exchange"); and

     WHEREAS, Pledgor and Pledgee mutually desire that the Shive Stock be released and the HHC stock Pledgor will receive in the Exchange be pledged as substitute collateral under the Note;

     NOW, THEREFORE, for the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee do hereby agree as follows:

     1. Upon completion of the Exchange, the attached Exhibit A to the Note shall be substituted for the original Exhibit A thereto;

     2. The stock certificate representing the 69,892 shares acquired by Pledgor in the Exchange shall be immediately delivered to Pledgee, along with a fully executed Stock Power in favor of Pledgee in the form attached hereto.

     WHEREUPON, the parties hereto executed this Pledge Agreement as of the date first above appearing.

PLEDGOR:                       PLEDGEE:

/s/ Laurence Gerber            KELP-1987 Limited Partnership
- -----------------------        By: KGP-1 Incorporated

                               By:       /s/ Robert A. Barrows
                                         ----------------------
                               Its:      Treasurer